Exhibit 10.1

March 26, 2020

THLP Debt Partners, L.P.

100 Federal Street
Boston, MA 02110

THL Credit, Inc.
100 Federal Street,
31st Floor
Boston, MA 02110

Re: Investment in THL Credit, Inc.

This standstill agreement (this “Standstill Agreement”), dated as of March 26, 2020, is entered into by and between THL Credit, Inc., a Delaware corporation (the “BDC”) and THLP Debt Partners, L.P., a Delaware limited partnership( “THLPDP”).

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the parties, intending to be legally bound, hereby irrevocably and unconditionally represents, warrants, covenants and agrees as follows:

1.          Standstill.  Except (i) as contemplated by Section 1 of that certain commitment letter agreement, dated as of March 3, 2020, by and among the parties hereto and certain other parties listed on the signature pages thereto (the “Commitment Letter”) and (ii) for any investment in the BDC following the Investment Date (as defined below) as contemplated by Section 1(d) of that certain amended and restated letter agreement, dated as of March 3, 2020, by and among First Eagle Investment Management, LLC, THLPDP and the other parties thereto, without the prior written consent of or invitation to do so by the BDC, from and after the date on which the initial acquisition occurs, pursuant to the Commitment Letter (the “Investment Date”), until December 8, 2021 (the “Standstill Period”), THLPDP shall not (and no person acting on THLPDP's behalf or at THLPDP's direction shall), directly or indirectly take any of the following actions on an unsolicited basis and with activist intent:

(a)              acquire, offer to acquire, agree to acquire, or encourage or facilitate the ability of any person to acquire or offer to acquire, whether by means of open market purchase, privately negotiated purchase, tender or exchange offer, merger, business combination, amalgamation, consolidation, reorganization, recapitalization, business restructuring or otherwise, ownership (including, without limitation, beneficial ownership) of (i) more than five percent (5%) of securities having statutory, organic or contractual voting power, whether or not contingent (“Voting Securities”), of the BDC or (ii) a material portion of the assets of the BDC;

(b)              initiate, submit to the BDC, or otherwise support or participate in, any stockholder proposal pursuant to Rule 14a-8 under the Exchange Act (whether precatory or binding) or other proposal or stockholder referendum, make or in any way participate, directly or indirectly, in any “solicitation” of “proxies” or “consents” (as such terms are defined in Rule 14a-1 under the Exchange Act of 1934 (the “Exchange Act”), including any communication exempt from the definition of “solicitation” pursuant to Rule 14a-1(1)(2)(iv) under the Exchange Act, and irrespective of whether any such solicitation of proxies or consents constitutes an exempt solicitation pursuant to Rule 14a-2 under the Exchange Act) to vote (or to withhold authority in respect of, or to abstain from voting in respect of), or seek to advise or influence any person with respect to the voting of (or the withholding of authority in respect of or abstention from voting of), any Voting Securities or seek to call any meeting of, or trigger any other action by, any of the BDC’s stockholders or seek any representation on the board of directors of the BDC or any of its affiliates or the removal of any director of the BDC;

(c)              make any public announcement with respect to, publicly or privately propose, or otherwise submit to the BDC or any of its representatives or any other person, any proposal, expression or indication of interest, term sheet, memorandum of understanding, letter of intent, inquiry or offer (with or without conditions) providing for, in a single transaction or in any series of related transactions, any merger, consolidation, acquisition, business combination, amalgamation, recapitalization, reorganization, business restructuring, divestiture, spin-off, cash or property distribution or other extraordinary transaction involving the BDC; or

(d)              form, join or in any way engage or participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) in respect of any Voting Securities; form, join, become a member of, finance or otherwise participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act), or otherwise act alone, or in conscious parallelism or in concert with any other person(s), to seek to control or to influence the management, board of directors, business affairs, strategies, policies or existence of the BDC or initiate or otherwise conduct or participate in any discussions or enter into any arrangements, understandings, plans, commitments or agreements (whether oral or written) with, or advise, assist or encourage any person in connection with, any of the foregoing.

2.                   Severability of Provisions. If any term or other provision of this Standstill Agreement is invalid, illegal or incapable of being enforced as a result of any rule of law or public policy, all other terms and other provisions of this Standstill Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Standstill Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Standstill Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Standstill Agreement are fulfilled to the greatest extent possible.

3.                   Assignability; Binding Effect. No party hereto may assign either this Standstill Agreement or any of his or its rights, interest, or obligations hereunder, in whole or in part, without the prior written consent of the other parties hereto. This Standstill Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors, heirs, executors, administrators and permitted assigns.

4.                   Amendments. This Standstill Agreement may not be amended or modified, nor may compliance with any covenant set forth herein be waived, except by a writing duly and validly executed by the BDC and THLPDP.

5.                   Governing Law. This Standstill Agreement (and any claim or controversy arising out of or relating to this Standstill Agreement) shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.

6.                   Consent to Jurisdiction. Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Delaware Courts in any Proceeding arising out of or relating to this Standstill Agreement or enforcement of any judgment relating thereto, and each party hereto hereby irrevocably and unconditionally (a) agrees not to commence any such Proceeding except in the Delaware Courts; (b) agrees that any claim in respect of any such Proceeding may be heard and determined in any such Delaware Court; (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in any such Delaware Court; and (d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such Proceeding in any such Delaware Court. Each party hereto agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

7.                   Waiver of Jury Trial. EACH PARTY TO THIS STANDSTILL AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS STANDSTILL AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS STANDSTILL AGREEMENT. EACH PARTY TO THIS STANDSTILL AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS; (C) IT MAKES SUCH WAIVERS VOLUNTARILY; AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS STANDSTILL AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.

8.                   Termination. In the event that the Commitment Letter is terminated prior to the Investment Date for any reason, this Standstill Agreement shall automatically terminate and be void ab initio and without any force or effect and, at such time, no party hereto shall have any obligation hereunder; provided, that this Standstill Agreement shall not terminate with respect to any obligation created hereunder that is not satisfied prior to such termination.

9.                   Entire Agreement. This Standstill Agreement is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings.

10.               Execution in Counterparts. For the convenience of the parties and to facilitate execution, this Standstill Agreement may be (a) executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document, and (b) executed by electronic PDF file or by electronic signature.

11.               No Third Party Beneficiaries. This Standstill Agreement shall not confer any rights or remedies upon any Person other than the parties hereto.

[ Signature Page Follows]

IN WITNESS WHEREOF, this Standstill Agreement has been signed by or on behalf of each of the parties hereto as of the date first written above.

THL CREDIT, INC.

By: /s/ Christopher J. Flynn
Name: Christopher J. Flynn
Title: Chief Executive Officer

[SIGNATURE PAGE TO STANDSTILL AGREEMENT]

THLP DEBT PARTNERS, L.P.
By: THLP Debt Advisors, LLC
Its: General Partner

By: /s/ Thomas M. Hagerty
Name: Thomas M. Hagerty
Title: Authorized Person

[SIGNATURE PAGE TO STANDSTILL AGREEMENT]